                                                                 EXHIBIT 23.3
                                                                 ------------



INDEPENDENT AUDITORS' CONSENT
- -----------------------------

We consent to incorporation by reference in this Registration Statement of Wang Laboratories, Inc. on Form S-3 of our report on the financial statements of the CS Business, W/I Business and Subsidiaries of Bull HN Information Systems Inc. dated December 28, 1994, appearing in Amendment No. 1 to Current Report of Wang Laboratories, Inc. on Form 8-K/A dated January 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                       DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 12, 1995